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EXHIBIT 10.40

                           AGREEMENT

THIS AGREEMENT is dated the 12 day of August 1997

BETWEEN

LONMAN PTY. LTD. (CAN 002674 919) a company incorporated in New
South Wales and having its principal office at 63 Rawson Avenue, Queens Park, New South Wales 2022 (hereinafter called "Lonman")

AND

MOSAIC OIL N.L. (CAN 003 329 084) a company incorporated in New
South Wales and having its principal office at 11th Floor, 15-17
Young Street, Sydney, New South Wales 200 (hereinafter called
"Mosaic");

INDO-PACIFIC ENERGY PTY. LTD. (ARBN) a company incorporated in
British Columbia and having its principal office at 284 Karori
Road, Wellington, New Zealand (hereinafter called "Indo-Pacific"); and

WHEREAS

A. The Original Parties are the registered holders and legal and beneficial owners of Petroleum Exploration Permit AC/P19 issued under the Petroleum (Submerged Lands) Act 1967 of the Commonwealth of Australia.

B. The Original Parties have agreed to grant a carried interest in the Permit to Lonman and Lonman has agreed to accept such carried interest.

IT IS THEREFORE AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

"Act" means the Petroleum (Submerged Lands) Act 1967 of the Commonwealth of Australia and any Act with which that Act is incorporated, together with all regulations, directions, determinations and administrative procedure under any of those Acts.

"Carried to Production Interest" ("CTP1") means the IFCI as varied pursuant to clause 2.2.

"Effective Date" means 12 August 1997




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"Farmout Equity" means the proportions of each of the Original
Parties Permit Interests which are to be earned by a Farminee or Farminees during the drilling of the first obligation well in the Permit.

"First Production Date" means the first date upon which commercial production of Petroleum from the Permit is commenced.

"Permit" means Exploration Permit for Petroleum No. AC/P19 and includes any renewal or substitution of it, and any Retention
Lease of Production License derived therefrom.

"Initial Free Carried Interest" ("IFCI") means 5% in the Permit as granted to Lonman by the Original Parties in the proportions as set out in clause 2.1.

"Permit Interest" means an interest in the Permit and in any Petroleum recovered from the Permit to which Lonman will be entitled to pursuant to this Agreement and held by the original in the following proportions:

               Mosaic         35%
               Indo-Pacific   65%

2.   THE CARRIED INTERESTS

1)   With effect on and from the Effective Date, the Original
Parties hereby grant to Lonman a 5% IFCI, being 5% of their total
Permit Interest and granted to Lonman in the following proportions:

ORIGINAL PARTIES              IFCI      LONMAN
Mosaic                   1.75%          1.75%
Indo-Pacific             3.25%          3.25%

2) Upon the drilling of the first well within the Permit area the IFCI will, in the event of a Farminee drilling or contributing to the drilling of the well, become a CTP1 being 5% of the amount of the Farmout Equity instead of the 5% of the total Permit Interest.

Example

     ORIGINAL            FARMOUT        LONMAN
     PARTIES             EQUITY         CTP1
     Mosaic              10%            0.5%
     Indo-Pacific        10%            0.5%

     TOTALS              20%            1%

3) Each of the Original Parties will carry the Lonman IFCI and CTP1 as applicable pursuant to clause 2 until such time as;

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a.   Lonman gives notice to the Original Parties that it wishes to convert the IFCI or CTPI to a normal working Permit Interest at any time prior to the first Production Date; or

b. the CTPI automatically converts to a working Permit Interest on the first Production Date.

4)   If at any time:

a. prior to the conversion of the IFCI or CTPE as applicable, to a working Permit Interest, Lonman receives and offer from a third party for the Lonman IFCI or CTPI, each of the Original Parties will be entitled to match such third party offer on a pro rata basis calculated in accordance with the percentages which then comprise the IFCI or the total CTPI as applicable.

b. following conversion of the IFCI of the CTPI to a working Permit Interest, Lonman receives an offer from a third party for its working Permit Interest, Lonman shall be free to deal with its working Permit Interest, subject only to the terms and conditions of the Joint Operating Agreement which shall then be governing the relationships of the Parties.

5)   The CTPI will remain with and be carried by the Original
Parties until:

a. it is converted to a working Permit Interest in accordance with clause 2.3.1; or

b. it is assigned to a third party, subject to the prior consent of Lonman, provided however that Lonman shall not be entitled to any part of share of the consideration for such assignment.

3.   IFIC AND CTPI COSTS AND RECOVERIES

1) Prior to the Production Date, the Original Parties will bear and pay for all costs associated with the IFCI and the CTPI as applicable in proportion to their respective percentages of the Lonman IFCI or CTPI as calculated in accordance with clause 2. Such costs include all costs of whatsoever kin or nature required to be expended to meet the Permit work Obligations and to keep the Permit in good standing, including but not limited to all exploration, development and administrative costs which shall include all fees paid in accordance with any provision of the Act.

2) With effect on and from the Production Date, Lonman will pay, or the Original Parties will be entitled to take in kind, from the Lonman entitlement to production of Petroleum, an amount equal to 50% of the net cash proceeds from such entitlement, after deduction of all relevant taxes, royalties, operating costs
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and any other costs not otherwise incurred pursuant to clause
3.1, until the costs incurred pursuant to clause 3.1 are fully amortised.

The accrual of such costs will commence from and relate back to the date the Parties first formed the AC/P19 study group and will be subject to adjustment by the Australian CPI for the period between when such costs were incurred and the date of payment.

1.   ACCESS TO INFORMATION

1) Until the Lonman CTPI is converted to a working Permit Interest, Lonman shall have the right of access to all technical data with respect to the Permit, at all reasonable times. Lonman will also have the right to attend the statutory TCM/OCM which will be defined in the joint Operating Agreement to be agreed between the Parties, but will not have a right to vote unless or until the Lonman CTPI is converted to a working Permit Interest.

2) Lonman agrees to keep all information obtained from the data or the TCM/OCM meetings confidential.

3) The Original Parties agree that, in the process of agreeing the terms and conditions of a Joint Operating Agreement, Lonman shall be included as a participating party to that process.

2.   NOTICES

1) Any notice required under this Agreement must be in writing, in the English language, and sent by registered mail of facsimile transmission to the address of the receiving party as stated in this Agreement, or to such other address as a Party may advise from time to time.

2)   A notice sent by registered mail is effective upon receipt.

3) A notice sent by facsimile transmission is effective upon transmission unless it is transmitted after the close of normal business hours, or on a Saturday, Sunday or public holiday, in which case it is effective on the opening of business on the next business day at the intended place of receipt.

3.   INDEMNITY

1) Each of the Original Parties, to the extent of its proportion of the Lonman CTPI, hereby indemnifies Lonman against any loss of or damage to any property whatsoever and personal injury (including death or disease) to any person whomsoever, which arises out of or in connection with any act, matter or thing directly or indirectly related to the Permit and without regard to the cause or causes thereof or the negligence of any party.

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2)   The indemnity in clause 6.1 will cease to apply on and from the date upon which the Lonman CTPI is converted to a working Permit Interest pursuant to this Agreement.

4.   GOVERNING LAW AND JURISDICTION

1) This Agreement and all questions arising in connection with it are governed by and will be construed according to the laws from time to time in force in the State of Victoria and the Parties irrevocably submit to the authority of the Courts in and of that State.

5.   MISCELLANEOUS

Any approval and registration of this Agreement in accordance with the provisions of the Act shall be obtained by Lonman, subject always to clause 3.1.

IN WITNESS WHEREOF the Parties have executed this Agreement

Agreed and accepted by        Agreed and accepted by
/s/ D. Lonman                 /s/ John Carmody
For and on Behalf of          For and on Behalf of
Lonman Pty. Ltd.              Mosaic Oil N.L.

Agreed and accepted by
/s/ D.J. Bennett
For and on Behalf of
Indo-Pacific Energy Pty. Ltd.